                                                                      EXHIBIT 11
                                                                     Page 1 of 2

                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS


                                       Three Months          Nine Months
                                   Ended September 30,   Ended September 30,
                                   -------------------   -------------------
                                      1994      1993      1994       1993
                                    -------   -------   --------   --------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle              $ 20,424  $ 25,658  $ 59,337   $ 77,749
  Preferred stock dividends           (3,953)   (3,953)  (11,859)   (11,913)
                                    --------  --------  --------   --------

Income before cumulative
  effect of change in
  accounting principle
  applicable to common shares         16,471    21,705    47,478     65,836
Cumulative effect of change
  in accounting principle                -         -         -       38,470
                                    --------  --------  --------   --------

Net income applicable to
  common shares                     $ 16,471  $ 21,705  $ 47,478   $104,306
                                    ========  ========  ========   ========

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common
  shares                              85,971    85,322    85,916     85,186
Equivalent common shares
  from stock options                     219       356       226        233
                                    --------   -------  --------   --------
Common and common equivalent
  shares                              86,190    85,678    86,142     85,419
                                    ========  ========  ========   ========

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle               $  0.19   $  0.25  $   0.55   $   0.77
Cumulative effect of change
  in accounting principle                -         -         -         0.45
                                     -------   -------  --------   --------
Net income per common and
  common equivalent shares           $  0.19   $  0.25  $   0.55   $   1.22
                                    ========  ========  ========   ========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                      Three Months         Nine Months
                                   Ended September 30,  Ended September 30,
                                   ------------------   ------------------
                                    1994      1993       1994      1993
                                   -------   -------    -------   -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle             $20,424   $25,658    $59,337   $ 77,749
  Cumulative effect of change
  in accounting principle             -         -          -        38,470
                                   -------   -------    -------   --------
Net income applicable to
  common shares                    $20,424   $25,658    $59,337   $116,219
                                   =======   =======    =======   ========

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common shares      85,971    85,322     85,916     85,186
Equivalent common shares from
  stock options                        311       356        301        261
Equivalent common shares from
  conversion of preferred stock      7,899     7,899      7,899      7,899
                                   -------   -------    -------   --------
Common and common equivalent
  shares                            94,181    93,577     94,116     93,346
                                   =======   =======    =======   ========

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle             $  0.22   $  0.27    $  0.63   $   0.83
Cumulative effect of change
  in accounting principle              -         -          -         0.41
                                   -------   -------    -------   --------
Net income per common and
  common equivalent shares         $  0.22   $  0.27    $  0.63   $   1.24
                                   =======   =======    =======   ========